Exhibit 8.1

LOGITECH INTERNATIONAL S.A.

LIST OF SUBSIDIARIES

Name of Subsidiary	Jurisdiction of Incorporation
EUROPE
3Dconnexion France SARL	France
3Dconnexion GmbH	Federal Republic of Germany
3Dconnexion Holding S.A.	Switzerland
3Dconnexion Polska Sp z.o.o	Poland
3Dconnexion (U.K.) Limited	United Kingdom
Labtec Europe S.A.	Switzerland
Logi Trading and Services Limited Liability Company	Hungary
Logitech UK Limited	United Kingdom
Logitech (Jersey) Limited	Jersey, Channel Islands
Logitech 3D Holding GmbH	Federal Republic of Germany
Logitech Czech Republic, s.r.o.	Czech Republic
Logitech Espana BCN SL	Spain
Logitech Europe S.A.	Switzerland
SAS Logitech France	Republic of France
Logitech GmbH	Federal Republic of Germany
Logitech Ireland Services Limited	Ireland
Logitech Italia SRL	Republic of Italy
Logitech Nordic AB	Sweden
Logitech Benelux B.V.	Kingdom of the Netherlands
Logitech Poland Spolka z.o.o.	Poland
Logitech S.A.	Switzerland
Logitech Austria GmbH	Austria
Logitech Middle East FZ-LLC	United Arab Emirates
Logitech (Streaming Media) SA	Switzerland

AMERICAS
3Dconnexion Inc.	United States of America
Logitech (Intrigue) Inc.	Canada
Labtec Inc.	United States of America
Logitech de Mexico S.A. de C.V.	Mexico
Logitech Canada Inc.	Canada
Logitech Inc.	United States of America
Logitech (Streaming Media) Inc.	United States of America
Logitech (Slim Devices) Inc.	United States of America

LOGITECH INTERNATIONAL S.A.

LIST OF SUBSIDIARIES – (Continued)

Name of Subsidiary	Jurisdiction of Incorporation
ASIA PACIFIC
LogiCool Co., Ltd.	Japan
Logitech Electronic (India) Private Limited	India
Logitech Far East, Ltd.	Taiwan, Republic of China
Logitech Hong Kong Limited	Hong Kong
Logitech Korea Ltd.	Korea
Logitech Service Asia Pacific Pte. Ltd.	Republic of Singapore
Logitech Singapore Pte. Ltd.	Republic of Singapore
Logitech Technology (Suzhou) Co., Ltd.	People’s Republic of China
Logitech Trading (Shanghai) Co. Ltd.	People’s Republic of China
Natural Computing Inc.	Mauritius
Suzhou Logitech Computing Equipment Co., Ltd.	People’s Republic of China
Suzhou Logitech Electronic Co. Ltd.	People’s Republic of China
Logitech Asia Logistics Limited	Hong Kong
Logitech Asia Pacific Limited	Hong Kong
Logitech Australia Computer Peripherals Pty Limited	Commonwealth of Australia
Logitech (Beijing) Trading Company Limited	People’s Republic of China